Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Form S-8 (Nos. 333-166452 and 333-215350) of our report dated March 30, 2020, relating to the consolidated financial statements that appear in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

March 30, 2020
Denver, Colorado